UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2010

ROWAN COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 621-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2010, Rowan Companies, Inc. (the “Company”) entered into a Credit Agreement dated as of such date (the “Credit Agreement”) among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender and Citibank, N.A., DnB Nor Bank ASA and Royal Bank of Canada, as co-syndication agents, whereby the Company may borrow up to $250 million on a revolving basis through September 16, 2014 and up to $350 million on a term basis through September 16, 2015.  The Company intends to use the term facility to refinance certain existing indebtedness of Skeie Drilling & Production ASA (“SKDP”) in connection with the acquisition of a majority of the equity interests of SKDP and intends to use the revolving facility to finance ongoing working capital requirements and for other general corporate purposes.

In the Credit Agreement, the Company has agreed to certain covenants, including financial covenants limiting the total indebtedness of the Company on a consolidated basis. The Credit Agreement also contains events of default, the occurrence of which may trigger an acceleration of amounts outstanding under the Credit Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 16, 2010, in connection with the Company’s entry into the Credit Agreement set forth in Item 1.01 above, the Company terminated its Credit Agreement dated as of June 23, 2008 (the “2008 Credit Agreement”) among the Company, the lenders party thereto, Bayerische Hypo-Und Vereinsbank AG, as syndication agent, Amegy Bank National Association, as documentation agent, and Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, whereby the Company was able to borrow, on a revolving basis, up to $155 million.  There were no amounts outstanding under the 2008 Credit Agreement as of September 16, 2010.  Wells Fargo Bank, National Association serves as the Administrative Agent under the Company’s Credit Agreement described in Item 1.01 above.

The foregoing summary of the 2008 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2008 Credit Agreement, which was filed as an exhibit to the Company’s Form 8-K filed on June 25, 2008 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 of Form 8-K is set forth in Item 1.01 above, the contents of which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 14, 2010, the Company closed the transactions contemplated by the Share Purchase Agreement dated July 1, 2010 (the “Purchase Agreement”), by and between Skeie Technology AS, Skeie Tech Invest AS and Wideluck Enterprises Limited (collectively, the “Sellers”) enabling the Company to purchase each ordinary share held by the Sellers in SKDP.  Other than the transactions as contemplated by the Purchase Agreement, and the Company’s purchases of approximately $80 million of certain indebtedness of SKDP on the open market, there are no material relationships between the Company and its affiliates and the Sellers and their affiliates.

Pursuant to the Purchase Agreement, the Company paid total consideration of 5,697,663 shares of the Company’s common stock (valued at US$171,670,586.20 based on its closing price of US$30.13 per share on September 13, 2010 as quoted on the NYSE), for the Sellers’ 992,335,567 ordinary shares of SKDP.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on August 13, 2010, the Company announced that it had sold its common stock in private placements to purchase ordinary shares of SKDP from SKDP shareholders.  On August 24, 2010, the Company commenced an exchange offer (the “Exchange Offer”) for all remaining ordinary shares of SDKP.  The Exchange Offer expired at 16:30 Norwegian time, on September 14, 2010.  The Company issued 1,335,277 shares of the Company’s common stock in exchange for total consideration of 232,571,741 SKDP ordinary shares on September 10, 2010, and 829,351 shares of the Company’s common stock in exchange for total consideration of 144,445,042 SKDP ordinary shares on September 13, 2010 to SKDP shareholders who made early tenders under the Exchange Offer.  In accordance with the terms of the Exchange Offer, the final closings under the Exchange Offer will occur on or about September 17, 2010 and September 21, 2010.

After final settlement of the Exchange Offer, the Company will own 2,064,562,662 SKDP ordinary shares, equal to approximately 97.16 percent of the total number of outstanding shares in SKDP, subject to possible corrections and changes.  The Company intends to carry out a compulsory acquisition for cash of the remaining SKDP ordinary shares pursuant to the Norwegian Public Companies Act and to proceed with an application for a de-listing of the SKDP ordinary shares from the NOTC-list as soon as practicable.

The issuances of the Company’s common stock pursuant to the Exchange Offer are exempt from registration pursuant to Rule 802 under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On September 16, 2010, the SKDP Board of Directors approved the issuance of a notice to the trustee with respect to indebtedness secured by the SKDP1 (to be renamed the Rowan Viking), the first SKDP N-Class rig currently under construction.  The notice states that SKDP intends to sell the rig (or the shares of the subsidiary owning the rig) to a Rowan subsidiary organized in Gibraltar.  This transaction will trigger a mandatory prepayment event of all indebtedness secured by the rig.  The first lien bonds will be redeemed at 108% of par value plus accrued interest and the second lien bonds will be redeemed at 106% of par value.  We expect the redemption to occur the later of 30 business days from the date hereof or two days following rig delivery.

The Company intends to continue its purchases of certain indebtedness of SKDP on the open market.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Credit Agreement dated September 16, 2010 among Rowan Companies, Inc., as Borrower, the Lenders named therein, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender and Citibank, N.A., DnB Nor Bank ASA and Royal Bank of Canada, as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

Dated:	September 16, 2010	By:	/s/ William H. Wells
			Name:	William H. Wells
			Title:	Senior Vice President - Finance and CFO
(Principal Financial Officer)